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                                                                   EXHIBIT 10.37

      THIS CONVERTIBLE SECURED PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS, AND ARE SUBJECT TO A SUBSCRIPTION AND INVESTMENT REPRESENTATION AGREEMENT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO BIG BUCK BREWERY & STEAKHOUSE, INC. THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
            10% CONVERTIBLE SECURED PROMISSORY NOTE DUE FEBRUARY 2003

$5,876,114.74                                                  Gaylord, Michigan

                                February 4, 2000

      FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the undersigned, Big Buck Brewery & Steakhouse, Inc., a Michigan corporation (the "Maker" or "Company"), promises to pay to the order of Wayne County Employees' Retirement System, a body politic of the State of Michigan (the "Payee"), the principal sum of Five Million, Eight Hundred Seventy Six Thousand, One Hundred Fourteen and 74/100 Dollars ($5,876,114.74) plus interest at the rate specified below. The unpaid principal from time to time outstanding shall bear interest prior to maturity at an annual rate of interest equal to ten percent (10%) per annum, and all interest accrued on the unpaid principal balance of this Promissory Note shall be due and payable in arrears as provided below.

      On March 1, 2000, Maker will pay interest only from the date of this Note through February 29, 2000. Thereafter, the Maker agrees to pay principal and interest hereunder to Payee in equal monthly installments in an amount which would fully amortize the principal and interest due hereunder over a period of 300 months, beginning April 1, 2000, until February 1, 2003, on which date the entire amount due hereunder, including all unpaid principal and interest shall be due and payable in full.

      All interest shall be payable in arrears. Interest hereon shall be calculated on the basis of a 360-day year applied to the actual number of days elapsed until all accrued and unpaid interest is paid in full. All interest due and payable hereunder that is not paid when due for any reason shall be cumulated, added to the principal and accrue interest at the highest lawful rate per annum on that delinquent amount until paid, to the extent permitted by law. All payments of interest and principal shall be payable in lawful currency of the United States of America ("Currency"), unless and to the extent Payee exercises Payee's option hereunder to convert all or part of the unpaid principal balance of this Promissory Note into shares of common stock, par value $0.01 per share (the "Shares"), of the Maker.

      At any time prior to payment in full of this Note, Payee shall have the option to convert all or part of the unpaid principal balance of this Promissory
Note into that number of Shares of the Maker (the "Option") equal to (i) all or such part of the unpaid principal balance of the Promissory Note being converted divided by (ii) $2.42 which is the average of the closing sale price of one Share as quoted by The NASDAQ Stock Market for the five (5) trading days immediately prior to the Maker's execution of this Promissory Note (the "Conversion Price"), subject to the antidilution adjustments presented in the following Sections, any fractional Shares to be paid in Currency. To exercise the Option, Payee shall surrender this Promissory Note to the Maker, accompanied by written notice of Payee's intention to exercise the Option, which notice shall set forth the principal amount of this Promissory Note and such portion of the unpaid principal balance of the Promissory Note, if not the entire unpaid principal balance, to be converted into Shares (the "Notice of Conversion"). Within ten (10) business days after Maker's receipt of the Notice of Conversion and Payee's surrender of this Promissory Note, Maker shall deliver or cause to be delivered to the Payee, the Shares in the name of the Payee and a duly executed, new promissory note in the principal amount of the balance thereof, if any.

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      If the Maker shall at any time hereafter subdivide or combine its outstanding Shares, or declare a dividend payable in its Shares, the Conversion Price in effect immediately prior to the subdivision, combination, or record date for such dividend payable in Shares shall forthwith be proportionately increased, in the case of combination, or proportionately decreased, in the case of subdivision or declaration of a dividend payable in Shares, and the number of Shares into which the unpaid principal balance of the Promissory Note may be converted upon exercise of the Option immediately preceding such event, shall be changed to the number determined by dividing the then current Conversion Price by the Conversion Price as adjusted after such subdivision, combination, or dividend payable in Shares and multiplying the result of such division against the number of Shares to be acquired upon the exercise of the Option immediately preceding such event, so as to achieve an Conversion Price and number of Shares purchasable after such event proportional to such Conversion Price and number of Shares purchasable immediately preceding such event. All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. In case of any capital reorganization or any reclassification of the Shares, or in the case of any consolidation with or merger of the Maker into or with another corporation, or the sale of all or substantially all of its assets to another corporation, which is effected in such a manner that the holders of Shares shall be entitled to receive stock, securities, or assets with respect to or in exchange for Shares, then, as a part of such reorganization, reclassification, consolidation, merger, or sale, as the case may be, lawful provision shall be made so that the holder of this Promissory Note shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of shares of stock or other securities or property which the holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger, or sale, the holder had held the number of Shares into which the unpaid principal balance of the Promissory Note could have been converted upon exercise of the Option. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the holder of the Promissory Note, to the end that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Option.

      In the event the Maker shall at any time or from time to time, issue Shares, options, warrants or rights to subscribe for Shares, or issue any securities convertible into or exchangeable for Shares, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of Shares that would be issued if all such Shares, options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

      a. the numerator of which shall be (X) the number of shares of Company's Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding authorized but unissued shares held by the Corporation but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (Y) the number of shares of Company's Common Stock which the total amount of consideration received by the Company for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Company upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

      b. the denominator of which shall be (X) the number of shares of Company's Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding authorized but unissued shares held by the Company but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Convertible Preferred Stock, options, warrants, rights or convertible securities), plus (Y) the aggregate number of shares of Company's Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.


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      When delivered, all Shares shall be duly authorized, validly issued, fully paid, and nonassessable. Maker shall take any and all action necessary to maintain the required authority to issue the Shares to Payee in the event Payee converts, or is required to convert, the unpaid principal balance of this Promissory Note into Shares.

      Prepayment of the principal of this Promissory Note is permitted, in whole or in part, without premium or penalty of any kind; provided Maker provides Payee with forty-five (45) days' prior written notice of its intention to prepay the principal of this Promissory Note, in whole or in part, during which time Payee may exercise the Option by delivering to the Maker Payee's Notice of Conversion within forty-five (45) days following Payee's receipt of such notice from the Maker. All partial prepayments of principal shall reduce the principal balance hereunder in reverse order of maturity.

      This Promissory Note is given in consideration of a loan by Payee to Maker in the principal amount of this Promissory Note. This Promissory Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought.

      This Promissory Note and the payment due hereunder are secured by the following documents executed simultaneously herewith: (a) a Security Agreement;
(b) a Stock Pledge and Security Agreement; (c) Limited Partnership Interest Pledge and Security Agreement; (d) a Reassignment Agreement; and (e) any and all other Security Documents as defined in the Agreement executed by the Maker in favor of the Payee pursuant to the Agreement.

      The holder of this Promissory Note and all successors thereof shall have all of the rights of a holder in due course under the Uniform Commercial Code as in effect in the State of Michigan and the other laws of the State of Michigan. Maker hereby waives demand, presentment, protest, notice of protest and/or dishonor, and all other notices or requirements that might otherwise be required by law. The Maker promises to pay on demand all costs of collection, including reasonable attorneys' fees and court costs, paid or incurred by Payee to enforce this Promissory Note upon an Event of Default (as defined below) hereunder.

      The occurrence of any of the following shall constitute an "Event of Default" (or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, a "Default"):

      a. the Maker shall fail to pay any principal of or interest on this Promissory Note when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; provided however, such failure shall not constitute a default if the required payment is made within five days after the date it first became due and payable and such failure has not occurred more than two times in the preceding 12 months; or

      b. any Event of Default shall occur in the Subscription and Investment Representation Agreement for 10% Convertible Secured Promissory Note Due January 2003 between Maker and Payee of even date herewith after the passage of any notice and cure period set forth herein;

      c. the Company shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of its assets, or shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company and the Company shall indicate its approval thereof, consent thereto or acquiescence therein or shall fail to contest the same in a timely manner;

      d. an involuntary petition shall be filed or an involuntary proceeding shall be commenced seeking liquidation, reorganization or other relief in respect of the Company or of its debts or any substantial part


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      of its assets, under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

then, and in any such event, (A) if such event is an Event of Default specified in Section (c) or (d) above with respect to the Maker, automatically all amounts owing with respect to the Agreement, this Promissory Note and the other documents executed in connection herewith shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker and (B) if such event is any other Event of Default the Payee shall by notice in writing to the Maker, declare all amounts owing with respect to the Agreement, this Promissory Note and the other documents executed in connection herewith to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker.

      This Promissory Note, the Agreement and all security and other documents signed by both parties in connection with the transactions contemplated herein and therein constitute the parties' entire understanding with respect to the subject matter hereof and the Agreement and each such security and other documents is incorporated herein by this reference.

      IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be executed in its corporate name by the signature of its duly authorized officer.

                                        BIG BUCK BREWERY & STEAKHOUSE, INC.


                                        By: /s/ William F. Rolinski
                                           ----------------------------------
                                           William F. Rolinski
                                           President and Chief Executive Officer


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